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                                                                   EXHIBIT 23.2
                                                                   ------------

                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan (Five-Year Options) of our report dated January 18, 1996, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                    s/ERNST & YOUNG LLP

St. Louis, Missouri
January 31, 1997